UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2015
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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Stockholders of LKQ Corporation was held on May 4, 2015. The final results on each of the matters submitted to a vote of the security holders were as follows:

1.	The election of ten directors to terms ending in 2016. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sukhpal Singh Ahluwalia	260,191,231	1,332,531	120,286	20,160,727
A. Clinton Allen	257,705,192	3,644,509	294,347	20,160,727
Ronald G. Foster	260,365,009	984,541	294,498	20,160,727
Joseph M. Holsten	259,838,407	1,687,585	118,056	20,160,727
Blythe J. McGarvie	260,195,623	1,329,820	118,605	20,160,727
Paul M. Meister	259,628,579	1,896,085	119,384	20,160,727
John F. O'Brien	232,604,916	28,745,033	294,099	20,160,727
Guhan Subramanian	260,367,973	1,156,267	119,808	20,160,727
Robert L. Wagman	261,047,291	478,619	118,138	20,160,727
William M. Webster, IV	260,171,744	1,352,685	119,619	20,160,727

2.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	279,462,287
Votes Against:	2,222,154
Abstentions:	120,334

3.	An advisory vote on the compensation of our named executive officers. The compensation of our named executive officers was approved pursuant the following votes:

Votes For:	259,207,376
Votes Against:	2,136,744
Abstentions:	299,928
Broker Non-Votes	20,160,727

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 6, 2015

LKQ CORPORATION

By:	/s/ Victor M. Casini
Victor M. Casini
Senior Vice President and General Counsel